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                      FORM OF LETTER TO BROKERS, DEALERS,
             COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES
                       REGARDING THE REPURCHASE OFFER BY

                             THE MEXICO FUND, INC.

            TO REPURCHASE UP TO 100% OF ITS ISSUED AND OUTSTANDING
                 SHARES AT 98% OF NET ASSET VALUE PER SHARE IN
                 EXCHANGE FOR PORTFOLIO SECURITIES OF THE FUND

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

   We are enclosing the material listed below relating to the offer by The Mexico Fund, Inc. (the "Fund"), a Maryland corporation registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company, to its shareholders to repurchase up to 100% of the Fund's issued and outstanding shares of common stock, par value $1.00 per share (the "Shares") at 98% of the Fund's per share net asset value at the close of business on the Expiration Date (as defined below) in exchange for Portfolio Securities (the "Repurchase Offer"), Portfolio Securities are a pro-rata portion of each of the securities (other than short-term fixed income securities with maturities of less than one year, securities with transfer restrictions and certain illiquid securities), subject to adjustments for fractional shares and odd lots, and any cash held in the Fund's investment portfolio at the close of business on the Expiration Date (as defined below). The Repurchase Price is equal to 98% of the Fund's per share net asset value ("NAV") determined as of the close of the regular trading session of the New York Stock Exchange ("NYSE") on the Expiration Date, subject to the terms and conditions set forth in the Repurchase Offer Statement dated May 8, 2002 and the related Letter of Transmittal. THE REPURCHASE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

   The following documents are enclosed:

   (1) SUMMARY TERM SHEET;

   (2) REPURCHASE OFFER STATEMENT DATED MAY 8, 2002;

   (3) LETTER OF TRANSMITTAL TO BE USED TO PRESENT SHARES FOR REDEMPTION;

   (4) AUTHORIZATION INSTRUCTIONS FORM;

   (5) DTC DELIVERY ELECTION FORM;

   (6) GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER;

   (7) NOTICE OF GUARANTEED DELIVERY; AND

   (8) LETTER TO CLIENTS, WHICH MAY BE SENT UPON ANY REQUEST FOR INFORMATION BY YOUR CLIENTS FOR WHOSE ACCOUNT YOU HOLD SHARES REGISTERED IN YOUR NAME (OR IN THE NAME OF YOUR NOMINEE) WITH SPACE PROVIDED FOR OBTAINING SUCH CLIENTS' INSTRUCTIONS WITH REGARD TO THE REPURCHASE OFFER.

   PLEASE NOTE THE EXPIRATION DATE AND THE WITHDRAWAL DEADLINE IS 5:00 P.M., NEW YORK CITY TIME, ON JUNE 7, 2002, UNLESS EXTENDED.

   Please be advised that participation in the Repurchase Offer requires submission of the Authorization Instructions Form and DTC Delivery Election Form regarding account information with a Mexican broker or custodian, in addition to other documentation submitted electronically. All brokers, dealers, commercial banks, trust companies and other nominees are requested to submit account information for a single Mexican brokerage or custodial account on behalf of their clients who choose to participate in the Repurchase Offer.

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   No fees or commissions will be payable to brokers, dealers or other persons under the terms of the Repurchase Offer, although redeeming Shareholders may be obligated to pay a processing fee to their broker for assistance in transmitting a redemption request. A repurchase request will be deemed invalid unless an exemption is proved or unless the required taxpayer identification information is or has previously been provided regarding backup tax withholding. Certain documents also have to be submitted as apply to withholdings potentially affecting payments to non-U.S. Shareholders, See Instruction 11 of the Letter of Transmittal.

   The Repurchase Offer is not being made to (nor will redemption requests be accepted from or on behalf of) Shareholders residing in any jurisdiction in which the making of the Repurchase Offer or its acceptance would not be in compliance with the laws of such jurisdiction. To the extent that the securities laws of any jurisdiction would require the Repurchase Offer to be made by a licensed broker or dealer, the Repurchase Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

   If a client instructs you by telephone to present your Shares for redemption, please record the telephone conversation (in accordance with applicable law).

   NONE OF THE FUND, ITS BOARD OF DIRECTORS NOR THE INVESTMENT ADVISER TO THE FUND IS MAKING ANY RECOMMENDATION TO ANY SHAREHOLDER WHETHER TO SUBMIT FOR REDEMPTION OR TO REFRAIN FROM SUBMITTING FOR REDEMPTION SHARES. THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR OFFICER OF THE FUND NOR THE FUND'S INVESTMENT ADVISER WILL PARTICIPATE IN THE REPURCHASE OFFER.

   Additional copies of the enclosed material may be obtained from Morrow & Co., Inc., the Information Agent, at appropriate addresses and telephone numbers set forth in the Repurchase Offer Statement. Any questions you have with respect to the Repurchase Offer should be directed to the Information Agent at 800-
 654-2468.

                                          Very truly yours,

                                          THE MEXICO FUND, INC.

   NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF EITHER THE FUND OR THE DEPOSITARY OR AUTHORIZE YOU OR ANY OTHER PERSON (A) TO MAKE ANY STATEMENTS WITH RESPECT TO THE REPURCHASE OFFER, OTHER THAN THE STATEMENTS SPECIFICALLY SET FORTH IN THE REPURCHASE OFFER STATEMENT AND THE LETTER OF TRANSMITTAL, OR (B) TO DISTRIBUTE ANY MATERIAL WITH RESPECT TO THE REPURCHASE OFFER OTHER THAN AS SPECIFICALLY AUTHORIZED.

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